Exhibit 99.2
CERTIFICATE OF ELIMINATION
OF
SERIES A CONVERTIBLE PREFERRED STOCK
OF

MAGNUM HUNTER RESOURCES CORPORATION

Pursuant to Section 151(g)
of the General Corporation Law
of the State of Delaware

Magnum Hunter Resources Corporation (formerly Petro Resources Corporation), a corporation organized and existing under the laws of the State of Delaware (the “Company”), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1.           That the Board of Directors of the Company (the “Board”), pursuant to Section 151 of the DGCL and the authority granted in the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), by resolution duly adopted, authorized the issuance of a series of 3,000,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and established the powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and authorized the filing of a Certificate of Preferences and Rights of Series A Convertible Preferred Stock of Petro Resources Corporation (the “Series A Certificate of Designations”), which Series A Certificate of Designations was filed by the Company in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on March 30, 2007.

2.           That all of the issued and outstanding shares of Series A Preferred Stock issued pursuant to the Series A Certificate of Designations have been redeemed, converted, or otherwise cancelled, and therefore no shares of Series A Preferred Stock are outstanding as of the date hereof.

3.           That the Board has adopted the following resolutions:

RESOLVED, that the Board hereby determines that no shares of the series of Series A Preferred Stock are outstanding, and that no additional shares of such series of Series A Preferred Stock shall be issued pursuant to the Series A Certificate of Designations.

FURTHER RESOLVED, that all matters set forth in the Series A Certificate of Designations with respect to the Company’s Series A Preferred Stock be eliminated from the Certificate of Incorporation.

FURTHER RESOLVED, that the 3,000,000 shares of Series A Preferred Stock are hereby eliminated and that the 3,000,000 shares of the Company’s authorized preferred stock previously allocated as shares of Series A Preferred Stock shall be available for issuance as authorized preferred stock in accordance with the Certificate of Incorporation.

FURTHER RESOLVED, that the proper officers of the Company (the “Authorized Officers”) be, and each of them hereby is, authorized and directed to file a Certificate of Elimination with the office of the Secretary of State of the State of Delaware setting forth a copy of these resolutions whereupon all matters set forth in the Series A Certificate of Designations with respect to such Series A Preferred Stock shall be eliminated from the Certificate of Incorporation.

FURTHER RESOLVED, that the Authorized Officers be, and they hereby are, authorized and directed, jointly and severally, for and in the name and on behalf of the Company, to execute and deliver any and all certificates, agreements, and other documents, take any and all steps and do any and all things which they may deem necessary or advisable in order to effect the purposes of each and all of the foregoing resolutions.

FURTHER RESOLVED, that any actions taken by such Authorized Officers prior to the date of these resolutions that are within the authority conferred hereby are hereby ratified, confirmed and approved in all respects as the act and deed of the Company.

4.           That, accordingly, all matters set forth in the Series A Certificate of Designations with respect to the Series A Preferred Stock be, and hereby are, eliminated from the Certificate of Incorporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Elimination to be duly executed and acknowledged by Gary C. Evans its Chief Executive Officer as of this 22nd day of June, 2010.

MAGNUM HUNTER RESOURCES CORPORATION By: /s/ Gary C. Evans Gary C. Evans Chief Executive Officer